Exhibit 10.4

EXECUTION VERSION

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE, dated as of May 1, 2012 (the “First Supplemental Indenture”), among Monaco SpinCo Inc., a Delaware corporation (or its permitted successor) (the “Issuer”), Mead Direct Response Inc., a Delaware corporation and a subsidiary of the Issuer (the “Existing Guarantor”), ACCO Brands Corporation, a Delaware corporation, ACCO Brands USA LLC, a Delaware limited liability company, Day-Timers, Inc., a Delaware corporation, General Binding Corporation, a Delaware corporation, GBC International, Inc., a Nevada corporation, ACCO International Holdings, Inc., a Delaware corporation, ACCO European Finance Holdings, LLC, a Delaware limited liability company, Mead Products, LLC, a Delaware limited liability company (each, a “New Guarantor” and collectively, the “New Guarantors”) and Wells Fargo Bank, National Association (or its permitted successor), a nationally chartered banking association, as trustee under the Indenture referred to below (the “Trustee”).

W I T N E S S E T H

WHEREAS, the Issuer and the Existing Guarantor have heretofore executed and delivered to the Trustee an indenture, dated as of April 30, 2012 (the “Indenture”) providing for the issuance of the Issuer’s 6.75% senior notes due 2020 (the “Notes”);

WHEREAS, the New Guarantors desire to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantors shall, subject to ARTICLE Twelve of the Indenture, jointly and severally with the Existing Guarantor, fully and unconditionally guarantee all the Issuer’s obligations under the Notes pursuant to a Note Guarantee on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee, the Issuer and the Existing Guarantor are authorized to execute and deliver this First Supplemental Indenture;

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantors, the Issuer, the Existing Guarantor and the Trustee mutually covenant and agree as follows for the benefit of each other and the equal and ratable benefit of the Holders of the Notes:

1. Defined Terms. As used in this First Supplemental Indenture, terms defined in the Indenture or in the preamble or recital hereto are used herein as therein defined. The words “herein,” “hereof” and “hereby” and other words of similar import used in this First Supplemental Indenture refer to this First Supplemental Indenture as a whole and not to any particular section hereof.

2. Agreement to Guarantee.

(a) Subject to ARTICLE Twelve of the Indenture, the New Guarantors, jointly and severally with the Existing Guarantor, fully and unconditionally guarantee to each Holder of a Note authenticated and delivered by the Trustee and to the Trustee and its successors

EXECUTION VERSION

and assigns, irrespective of the validity and enforceability of the Indenture, the Notes or the obligations of the Issuer hereunder or thereunder, that:

(i) the principal of, premium (if any), interest and Special Interest (if any) on, the Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of, premium (if any), interest and Special Interest (if any) on, the Notes, if lawful (subject in all cases to any applicable grace period provided herein), and all other obligations of the Issuer to the Holders or the Trustee hereunder or thereunder will be promptly paid in full, all in accordance with the terms hereof and thereof, and

(ii) in case of any extension of time of payment or renewal of any Notes or any of such other obligations, the same will be promptly paid in full when due in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed for whatever reason, the New Guarantors shall be jointly and severally obligated to pay the same immediately. The New Guarantors agree that this is a guarantee of payment and not a guarantee of collection.

(b) The New Guarantors hereby agree that, to the maximum extent permitted under applicable law, its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuer, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

(c) The New Guarantors, subject to Section 6.06 of the Indenture, hereby waive diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Issuer, any right to require a proceeding first against the Issuer, protest, notice and all demands whatsoever and covenants that this Note Guarantee shall not be discharged except by complete performance of the obligations contained in the Notes and the Indenture.

(d) If any Holder or the Trustee is required by any court or otherwise to return to the Issuer, the Guarantors, or any custodian, trustee, liquidator or other similar official acting in relation to the Issuer or any Guarantor, any amount paid by any of them to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

(e) The New Guarantors agree that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

(f) The New Guarantors agree that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the obligations guaranteed hereby may be accelerated as provided in ARTICLE Six of the Indenture for the

EXECUTION VERSION

purposes of the Note Guarantee of such New Guarantors, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such obligations as provided in ARTICLE Six of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of the Note Guarantee.

(g) The New Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

(h) The New Guarantors confirm, pursuant to Section 12.02 of the Indenture, that it is the intention of such New Guarantors that the Note Guarantee not constitute (i) a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law to the extent applicable to the Note Guarantee or (ii) an unlawful distribution under any applicable state law prohibiting shareholder distributions by an insolvent subsidiary to the extent applicable to the Note Guarantee. To effectuate the foregoing intention, the New Guarantors and the Trustee hereby irrevocably agree that the obligations of the New Guarantors will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such New Guarantors that are relevant under such laws, and after giving effect to any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under ARTICLE Twelve of the Indenture, result in the obligations of the New Guarantors under the Note Guarantee not constituting a fraudulent transfer or conveyance or such an unlawful shareholder distribution.

3. Notices. All notices or other communications to the New Guarantors shall be given as provided in Section 13.02 of the Indenture.

4. Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

5. GOVERNING LAW. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES WHICH WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF ANY OTHER JURISDICTION.

6. Trustee Makes No Representation. The Trustee makes no representation as to the validity or sufficiency of this First Supplemental Indenture or the Note Guarantees.

7. Counterparts. The parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

EXECUTION VERSION

8. Effect of Headings. The Section headings herein are for convenience only and shall not effect the construction thereof.

9. Execution and Delivery. The New Guarantors agree that the Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each Note a notation of the Note Guarantee.

10. No Recourse Against Others. No director, officer, employee, incorporator or stockholder of the New Guarantors, as such, shall have any liability for any obligations of the New Guarantors under the Notes, the Indenture, this First Supplemental Indenture, the Note Guarantees, or any document related to any of the foregoing or for any claim based on, in respect of, or by reason of, such obligations or their creation. The waiver and release under this Section 10 are part of the consideration for the Note Guarantees.

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed as of the date first above written.

ACCO BRANDS CORPORATION

By:	/s/ Boris Elisman
Name:	Boris Elisman
Title:	President and Chief Operating Officer

ACCO BRANDS USA LLC

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Senior Vice President and Secretary

DAY-TIMERS, INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

GENERAL BINDING CORPORATION

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

GBC INTERNATIONAL, INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

[First Supplemental Indenture]

ACCO INTERNATIONAL HOLDINGS, INC.

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

ACCO EUROPE FINANCE HOLDINGS, LLC

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

MEAD PRODUCTS LLC

By:	/s/ Steven Rubin
Name:	Steven Rubin
Title:	Vice President and Secretary

MONACO SPINCO. INC.

By:	/s/ Neil A. McLachlan
Name:	Neil A. McLachlan
Title:	Chief Executive Officer
and President

GUARANTOR:
MEAD DIRECT RESPONSE, INC.

By:	/s/ Neil A. McLachlan
Name:	Neil A. McLachlan
Title:	Chief Executive Officer
and President

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:	/s/ Gregory S. Clarke
Name:	Gregory S. Clarke
Title:	Vice President

[First Supplemental Indenture]